STAG INDUSTRIAL ANNOUNCES THIRD QUARTER
2021 RESULTS

Boston, MA — October 28, 2021 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended September 30, 2021.

“STAG showcased the rare ability to drive acquisition volume while maintaining pricing discipline,” said Ben Butcher, Chief Executive Officer of the Company. “This combined with continued internal growth resulted in exceptional Core FFO per share growth in the third quarter.”

Third Quarter 2021 Highlights

•Reported $0.30 of net income per basic and diluted common share for the third quarter of 2021, compared to $0.15 of net income per basic and diluted common share for the third quarter of 2020. Reported $48.4 million of net income attributable to common stockholders for the third quarter of 2021, compared to net income attributable to common stockholders of $22.4 million for the third quarter of 2020.

•Achieved $0.53 of Core FFO per diluted share for the third quarter of 2021, an increase of 15.2% compared to third quarter 2020 Core FFO per diluted share of $0.46. Generated Core FFO of $88.1 million for the third quarter of 2021, compared to $70.7 million for the third quarter of 2020, an increase of 24.6%.

•Produced Cash NOI of $111.1 million for the third quarter of 2021, an increase of 16.8% compared to the third quarter of 2020 of $95.2 million.

•Produced Same Store Cash NOI of $89.2 million for the third quarter of 2021, an increase of 2.9% compared to the third quarter of 2020 of $86.7 million.

•Produced Cash Available for Distribution of $72.4 million for the third quarter of 2021, an increase of 32.1% compared to the third quarter of 2020 of $54.8 million.

•Acquired 24 buildings in the third quarter of 2021, consisting of 4.0 million square feet, for $427.2 million, with a Cash Capitalization Rate of 5.3% and a Straight-Line Capitalization Rate of 5.7%.

•Sold eight buildings in the third quarter of 2021, consisting of 711,050 square feet for $39.4 million, resulting in a net gain of $22.7 million.

•Achieved an Occupancy Rate of 95.9% on the total portfolio and 96.8% on the Operating Portfolio as of September 30, 2021.

•Commenced Operating Portfolio leases of 3.7 million square feet for the third quarter of 2021, resulting in a Cash Rent Change and Straight-Line Rent Change of 8.0% and 14.7%, respectively.

•Experienced 55.7% Retention for 3.3 million square feet of leases expiring in the quarter.

•Raised gross proceeds of $127.5 million of equity through the Company's at-the-market offering ("ATM") program for the third quarter of 2021.

•Subsequent to quarter end, on October 26, 2021, closed a new $750 million senior unsecured revolving credit facility, refinanced a $150 million unsecured term loan scheduled to mature in 2022, and improved pricing on $675 million of unsecured debt.

•Subsequent to quarter end, on October 28, 2021, closed the sale of a 350,326 square foot building located in Taunton, Massachusetts. The gross proceeds of $78.0 million represent a 3.1% cap rate.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Friday, October 29, 2021 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

THIRD QUARTER 2021 KEY FINANCIAL MEASURES

	Three months ended September 30,			Nine Months Ended September 30,
Metrics	2021	2020	% Change	2021	2020	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$48,444	$22,386	116.4%	$101,951	$102,021	(0.1)%
Net income per common share — basic	$0.30	$0.15	100.0%	$0.64	$0.69	(7.2)%
Net income per common share — diluted	$0.30	$0.15	100.0%	$0.63	$0.69	(8.7)%
Cash NOI	$111,134	$95,169	16.8%	$323,580	$285,520	13.3%
Same Store Cash NOI (1)	$89,205	$86,668	2.9%	$267,585	$258,812	3.4%
Adjusted EBITDAre	$100,467	$87,268	15.1%	$293,947	$258,539	13.7%
Core FFO	$88,138	$70,741	24.6%	$254,236	$213,156	19.3%
Core FFO per share / unit — basic	$0.53	$0.47	12.8%	$1.56	$1.41	10.6%
Core FFO per share / unit — diluted	$0.53	$0.46	15.2%	$1.55	$1.40	10.7%
Cash Available for Distribution	$72,394	$54,813	32.1%	$219,611	$179,793	22.1%
 (1) The Same Store pool accounted for 81.6% of the total portfolio square footage as of September 30, 2021.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended September 30, 2021, the Company acquired 24 buildings for $427.2 million with an Occupancy Rate of 80.1% upon acquisition. The chart below details the acquisition activity for the quarter:

THIRD QUARTER 2021 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Chicago, IL	7/19/2021	109,355	2	$13,341	9.5
Chicago, IL	7/20/2021	207,223	1	23,345	4.6
Columbia, SC	7/27/2021	194,290	1	14,546	3.6
South Bay/San Jose, CA	8/9/2021	75,954	1	26,820	10.4
Columbus, OH	8/19/2021	814,265	2	75,422	4.4
Salt Lake City, UT	8/19/2021	177,071	1	35,141	20.0
Greenville/Spartanburg, SC	8/23/2021	209,461	1	15,317	6.9
Indianapolis, IN	8/26/2021	78,600	1	5,707	8.9
Birmingham, AL	8/26/2021	595,176	1	36,850	3.4
Sacramento, CA	8/30/2021	114,597	1	15,388	5.9
Chicago, IL	9/2/2021	95,482	1	11,799	—
Chicago, IL	9/16/2021	506,096	4	50,661	3.9
Milwaukee/Madison, WI	9/16/2021	157,438	1	13,650	1.2
Denver, CO	9/24/2021	195,674	2	39,136	—
Milwaukee/Madison, WI	9/28/2021	156,482	1	10,807	4.7
Chicago, IL	9/29/2021	110,035	1	10,585	10.0
Boston, MA	9/29/2021	247,056	2	28,704	3.7
Total / weighted average		4,044,255	24	$427,219	5.0	5.3%	5.7%

The chart below details the 2021 acquisition activity and Pipeline through October 28, 2021:

2021 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	1,252,323	6	$100,228	7.9	6.0%	6.4%
Q2	1,349,267	9	126,721	6.8	5.7%	6.2%
Q3	4,044,255	24	427,219	5.0	5.3%	5.7%
Total / weighted average	6,645,845	39	$654,168	5.9	5.5%	5.9%

As of October 28, 2021
Subsequent to quarter-end acquisitions	869,361	9	$103.3 million

Pipeline	35.5 million	190	$3.7 billion

The chart below details the 2021 disposition activity through October 28, 2021:

2021 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	483,586	4	$25,208
Q2	444,663	2	16,400
Q3	711,050	8	39,364
Total	1,639,299	14	$80,972

As of October 28, 2021
Subsequent to quarter-end dispositions	350,326	1	$78.0 million
Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended September 30, 2021:

THIRD QUARTER 2021 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	1,859,045	4.4	$4.26	$4.39	$1.18	$1.15	8.4%	12.9%
Renewal Leases	1,818,720	4.9	$5.10	$5.24	$0.93	$0.71	7.7%	16.2%	55.7%
Total / weighted average	3,677,765	4.6	$4.68	$4.81	$1.06	$0.94	8.0%	14.7%

The chart below details the leasing activity for leases commenced during the nine months ended September 30, 2021:

2021 YEAR TO DATE OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	3,327,309	5.6	$4.19	$4.36	$1.34	$0.96	8.0%	13.9%
Renewal Leases	6,803,405	5.5	$4.50	$4.69	$0.68	$0.59	8.6%	16.7%	76.2%
Total / weighted average	10,130,714	5.6	$4.40	$4.58	$0.89	$0.71	8.4%	15.8%

Additionally, for the three and nine months ended September 30, 2021, leases commenced totaling 0 and 139,064 square feet, respectively, related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.

Capital Markets Activity

The chart below details the ATM program activity for the nine months ended September 30, 2021:

2021 ATM ACTIVITY

Equity (1)	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	680,276	$32.35	$22,005	$21,785
Q2	1,208,014	$34.95	$42,221	$41,799
Q3	3,221,712	$39.59	$127,541	$126,390
Total / weighted average	5,110,002	$37.53	$191,766	$189,974
(1) Excludes ATM issuances on a forward basis that were settled during the nine months ended September 30, 2021, which are discussed below.

On September 28, 2021, the Company issued $325 million of fixed rate senior unsecured notes with a weighted average interest rate of 2.82% as of the issuance date. The transaction consists of $275 million of 2.80% notes with a ten-year term maturing on September 29, 2031, and $50 million of 2.95% notes with a twelve-year term maturing on September 28, 2033.

On September 29, 2021, the Company settled the remaining net proceeds of $48.4 million related to the forward ATM program offering completed on April 5, 2021.

On September 29, 2021, the Company settled the remaining net proceeds of $133.8 million related to the public offering completed on November 16, 2020.

As of September 30, 2021, net debt to annualized Run Rate Adjusted EBITDAre was 4.8x and Liquidity was $739.9 million.

Subsequent to quarter end, on October 26, 2021, the Company refinanced its Unsecured Credit Facility. The transaction included extending the maturity date and reducing the borrowing costs of the revolver. The refinanced facility matures on October 24, 2025, with two six-month extension options, subject to certain conditions. The refinanced facility bears a current interest rate of LIBOR plus a spread of 0.775% based on the Company’s current leverage level and debt rating. This is a reduction in pricing of 12.5 basis points compared to the Company's previous unsecured revolving facility.

Subsequent to quarter end, on October 26, 2021, the Company refinanced a $150 million unsecured term loan that was set to mature in March 2022. The refinanced term loan bears a current interest rate of LIBOR plus a spread of 0.85%, a reduction in pricing of 15 basis points compared to the previous term loan, and now matures on March 15, 2027. The Company entered into interest rate swaps to fix the interest rate of the new term loan at 2.15% as of April 1, 2022 through March 15, 2027.

Subsequent to quarter end, on October 26, 2021, the Company improved pricing on its $175 million unsecured term loan E, $200 million unsecured term loan F, and $300 million unsecured term loan G. The term loans now bear a current interest rate of LIBOR plus a spread of 0.85%, a reduction in pricing of 15 basis points compared to the previous pricing, with no change to maturities.

Conference Call

The Company will host a conference call tomorrow, Friday, October 29, 2021, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13723743.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	September 30, 2021	December 31, 2020
Assets
Rental Property:
Land	$560,434	$492,783
Buildings and improvements, net of accumulated depreciation of $582,202 and $495,348, respectively	3,923,301	3,532,608
Deferred leasing intangibles, net of accumulated amortization of $266,737 and $258,005, respectively	508,314	499,802
Total rental property, net	4,992,049	4,525,193
Cash and cash equivalents	42,001	15,666
Restricted cash	4,172	4,673
Tenant accounts receivable	88,023	77,796
Prepaid expenses and other assets	63,340	43,471
Interest rate swaps	2,055	—
Operating lease right-of-use assets	24,382	25,403
Assets held for sale, net	—	444
Total assets	$5,216,022	$4,692,646
Liabilities and Equity
Liabilities:
Unsecured credit facility	$49,000	$107,000
Unsecured term loans, net	971,274	971,111
Unsecured notes, net	896,809	573,281
Mortgage notes, net	55,446	51,898
Accounts payable, accrued expenses and other liabilities	82,605	69,765
Interest rate swaps	25,230	40,656
Tenant prepaid rent and security deposits	32,408	27,844
Dividends and distributions payable	20,932	19,379
Deferred leasing intangibles, net of accumulated amortization of $19,173 and $15,759, respectively	33,456	32,762
Operating lease liabilities	27,859	27,898
Total liabilities	2,195,019	1,921,594
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at September 30, 2021 and December 31, 2020,
Series C, -0- and 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	75,000
Common stock, par value $0.01 per share, 300,000,000 shares authorized at September 30, 2021 and December 31, 2020, 169,712,271 and 158,209,823 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,697	1,582
Additional paid-in capital	3,796,275	3,421,721
Cumulative dividends in excess of earnings	(815,449)	(742,071)
Accumulated other comprehensive loss	(22,901)	(40,025)
Total stockholders’ equity	2,959,622	2,716,207
Noncontrolling interest	61,381	54,845
Total equity	3,021,003	2,771,052
Total liabilities and equity	$5,216,022	$4,692,646

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue
Rental income	$140,277	$117,247	$411,907	$353,057
Other income	1,837	48	2,629	403
Total revenue	142,114	117,295	414,536	353,460
Expenses
Property	26,742	20,817	79,100	63,156
General and administrative	12,668	9,537	38,036	29,316
Depreciation and amortization	59,246	53,921	174,985	160,215
Loss on impairments	—	3,172	—	3,172
Other expenses	821	436	2,184	1,500
Total expenses	99,477	87,883	294,305	257,359
Other income (expense)
Interest and other income	30	165	92	400
Interest expense	(15,746)	(15,928)	(46,377)	(46,125)
Debt extinguishment and modification expenses	—	—	(679)	(834)
Gain on involuntary conversion	—	1,500	—	2,157
Gain on the sales of rental property, net	22,662	9,060	35,047	56,864
Total other income (expense)	6,946	(5,203)	(11,917)	12,462
Net income	$49,583	$24,209	$108,314	$108,563
Less: income attributable to noncontrolling interest after preferred stock dividends	1,067	466	2,273	2,471
Net income attributable to STAG Industrial, Inc.	$48,516	$23,743	$106,041	$106,092
Less: preferred stock dividends	—	1,289	1,289	3,867
Less: redemption of preferred stock	—	—	2,582	—
Less: amount allocated to participating securities	72	68	219	204
Net income attributable to common stockholders	$48,444	$22,386	$101,951	$102,021
Weighted average common shares outstanding — basic	162,652	148,997	160,288	148,412
Weighted average common shares outstanding — diluted	163,462	149,905	160,869	148,865
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.30	$0.15	$0.64	$0.69
Net income per share attributable to common stockholders — diluted	$0.30	$0.15	$0.63	$0.69

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
NET OPERATING INCOME RECONCILIATION
Net income	$49,583	$24,209	$108,314	$108,563
General and administrative	12,668	9,537	38,036	29,316
Transaction costs	110	23	189	82
Depreciation and amortization	59,246	53,921	174,985	160,215
Interest and other income	(30)	(165)	(92)	(400)
Interest expense	15,746	15,928	46,377	46,125
Loss on impairments	—	3,172	—	3,172
Gain on involuntary conversion	—	(1,500)	—	(2,157)
Debt extinguishment and modification expenses	—	—	679	834
Other expenses	711	413	1,995	1,418
Gain on the sales of rental property, net	(22,662)	(9,060)	(35,047)	(56,864)
Net operating income	$115,372	$96,478	$335,436	$290,304

Net operating income	$115,372	$96,478	$335,436	$290,304
Straight-line rent adjustments, net	(4,101)	(3,648)	(15,362)	(12,162)
Straight-line termination, solar and other income adjustments, net	(360)	862	1,484	3,749
Amortization of above and below market leases, net	223	1,477	2,022	3,629
Cash net operating income	$111,134	$95,169	$323,580	$285,520

Cash net operating income	$111,134
Cash NOI from acquisitions' and dispositions' timing	1,416
Cash termination, solar and other income	(2,306)
Run Rate Cash NOI	$110,244

Same Store Portfolio NOI
Total NOI	$115,372	$96,478	$335,436	$290,304
Less: NOI non-same-store properties	(22,340)	(7,781)	(58,779)	(22,248)
Termination, solar and other adjustments, net	(1,951)	348	(2,254)	(441)
Same Store NOI	$91,081	$89,045	$274,403	$267,615
Less: straight-line rent adjustments, net	(2,494)	(3,207)	(8,874)	(11,596)
Amortization of above and below market leases, net	618	830	2,056	2,793
Same Store Cash NOI	$89,205	$86,668	$267,585	$258,812

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$49,583	$24,209	$108,314	$108,563
Depreciation and amortization	59,246	53,921	174,985	160,215
Interest and other income	(30)	(165)	(92)	(400)
Interest expense	15,746	15,928	46,377	46,125
Loss on impairments	—	3,172	—	3,172
Gain on the sales of rental property, net	(22,662)	(9,060)	(35,047)	(56,864)
EBITDAre	$101,883	$88,005	$294,537	$260,811

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$101,883	$88,005	$294,537	$260,811
Straight-line rent adjustments, net	(3,912)	(3,534)	(14,643)	(11,919)
Amortization of above and below market leases, net	223	1,477	2,022	3,629
Non-cash compensation expense	2,681	2,946	11,835	8,736
Termination, solar and other income, net	(2,666)	(149)	(3,220)	(1,477)
Transaction costs	110	23	189	82
Severance costs	2,148	—	2,148	—
Non-recurring other expenses	—	—	400	—
Gain on involuntary conversion	—	(1,500)	—	(2,157)
Debt extinguishment and modification expenses	—	—	679	834
Adjusted EBITDAre	$100,467	$87,268	$293,947	$258,539

Adjusted EBITDAre	$100,467
Adjusted EBITDAre from acquisitions' and dispositions' timing	1,416
Run Rate Adjusted EBITDAre	$101,883

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$49,583	$24,209	$108,314	$108,563
Rental property depreciation and amortization	59,195	53,853	174,825	160,007
Loss on impairments	—	3,172	—	3,172
Gain on the sales of rental property, net	(22,662)	(9,060)	(35,047)	(56,864)
Funds from operations	$86,116	$72,174	$248,092	$214,878
Preferred stock dividends	—	(1,289)	(1,289)	(3,867)
Redemption of preferred stock	—	—	(2,582)	—
Amount allocated to restricted shares of common stock and unvested units	(206)	(184)	(667)	(590)
Funds from operations attributable to common stockholders and unit holders	$85,910	$70,701	$243,554	$210,421

Funds from operations attributable to common stockholders and unit holders	$85,910	$70,701	$243,554	$210,421
Amortization of above and below market leases, net	223	1,477	2,022	3,629
Transaction costs	110	23	189	82
Non-recurring dead deal costs	—	40	412	347
Debt extinguishment and modification expenses	—	—	679	834
Gain on involuntary conversion	—	(1,500)	—	(2,157)
Redemption of preferred stock	—	—	2,582	—
Retirement plan adoption	(253)	—	2,650	—
Severance costs	2,148	—	2,148	—
Core funds from operations	$88,138	$70,741	$254,236	$213,156

Weighted average common shares and units
Weighted average common shares outstanding	162,652	148,997	160,288	148,412
Weighted average units outstanding	3,169	2,994	3,155	3,231
Weighted average common shares and units - basic	165,821	151,991	163,443	151,643
Dilutive shares	810	908	581	453
Weighted average common shares, units, and other dilutive shares - diluted	166,631	152,899	164,024	152,096
Core funds from operations per share / unit - basic	$0.53	$0.47	$1.56	$1.41
Core funds from operations per share / unit - diluted	$0.53	$0.46	$1.55	$1.40

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$88,138	$70,741	$254,236	$213,156
Non-rental property depreciation and amortization	51	68	160	208
Straight-line rent adjustments, net	(3,912)	(3,534)	(14,643)	(11,919)
Straight-line termination, solar and other income adjustments, net	(360)	862	1,484	3,749
Recurring capital expenditures	(1,842)	(502)	(2,105)	(973)
Non-recurring capital expenditures	(5,004)	(8,848)	(13,821)	(19,048)
Capital expenditures reimbursed by tenants	(760)	(349)	(2,395)	(3,712)
New lease commissions and tenant improvements	(3,104)	(4,695)	(6,225)	(8,213)
Renewal lease commissions and tenant improvements	(2,931)	(2,626)	(6,725)	(4,363)
Non-cash portion of interest expense	803	750	2,079	2,172
Non-cash compensation expense	2,934	2,946	9,185	8,736
Severance costs	(1,619)	—	(1,619)	—
Cash available for distribution	$72,394	$54,813	$219,611	$179,793

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, recurring and non-recurring capital expenditures, leasing commissions and tenant improvements, and severance costs.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2020.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes transaction costs, termination income, solar income, revenue associated with one-time tenant reimbursements of capital expenditures, straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes transaction costs, amortization of above and below market leases, net, debt extinguishment and modification expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, transaction costs, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements. Non-Recurring Capital Expenditures funded by parties other than the Company or capital expenditures reimbursed by tenants in lump sum and Acquisition Capital Expenditures are excluded.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets, assets contained in the Value Add Portfolio, and assets classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life. Recurring Capital Expenditures funded by parties other than the Company are excluded.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. Same Store GAAP NOI and Same Store Cash NOI exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2020.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date;
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2020, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.